UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

California Petroleum Transport Corporation
(Exact name of registrant as specified in its charter)

Delaware	033-79220	04-3232976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

114 West 47th Street Suite 2310 New York, NY		10036
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 302-5151

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

On September 26, 2014, California Petroleum Transport Corporation issued a notice of full optional redemption for all of the remaining issued and outstanding 8.52% First Preferred Mortgage Notes Due 2015 (the "Notes"), at a redemption price equal to 100% of the principal amount of the Notes as of October 1, 2014 (the "Redemption Date") plus the Make-Whole Premium plus any accrued and unpaid interest to, but not including, the Redemption Date.  The redemption will be conducted pursuant to the terms of the Indenture dated as of April 1, 1995, as heretofore supplemented or amended.  The notice of full optional redemption is attached hereto as Exhibit 99.1.

Item 9.01                          Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description
99.1	Notice of Full Optional Redemption, dated September 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA PETROLEUM TRANSPORT CORPORATION
(Registrant)

Dated: September 29, 2014

	By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Full Optional Redemption, dated September 26, 2014.

EXHIBIT 99.1

NOTICE OF FULL OPTIONAL REDEMPTION

California Petroleum Transportation Corporation
8.52% First Preferred Mortgage Notes Due 2015 (the "Notes")
CUSIP 130914 AM 6*

NOTICE IS HEREBY GIVEN pursuant to the terms of Indenture dated as of April 1, 1995 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among California Petroleum Transport Corporation (the "Company") and The Bank of New York Mellon Trust Company, N.A., successor in interest to Chemical Trust Company of America, as trustee (the "Indenture Trustee"), that all of the Notes have been called for full optional redemption (the "Redemption") on October 1, 2014 (the "Redemption Date") pursuant to Section 10.1(b) of the Indenture and the ninth paragraph of the terms set forth on the reverse of the Notes.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

The "Redemption Price" is equal to 100% of the principal amount of the Notes as of the Redemption Date plus the Make-Whole Premium plus any accrued and unpaid interest to, but not including, the Redemption Date.  The "Make-Whole Premium" means the excess, if any, of: (i) the aggregate present value at the Redemption Date of each dollar of principal of the Notes and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of such dollar if the Redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at a rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the Redemption Date) plus 0.375% from the respective date on which such principal and interest would have been payable if the Redemption had not been made, over (ii) the aggregate principal amount of the Notes.

The Notes must be surrendered to the Indenture Trustee at the following address to collect the Redemption Price:

If by mail or overnight courier:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
Attn: CT Ops
111 Sanders Creek Parkway
 East Syracuse, NY 13057

 For Information call 1-800-254-2826 or email corporate.bond.research@bnymellon.com

On the Redemption Date the Redemption Price will become due and payable on each of the Notes. Unless the Company defaults in making payment of the Redemption Price, interest on the Notes shall cease to accrue on and after the Redemption Date.

REDEMPTION REQUIREMENT INFORMATION

For a list of redemption requirements, please visit our website at www.bnymellon.com/us/en/what-we-do/knowledge-network/corporate-trust/bondholder-inquiry.jsp and click on the "Redeem a matured or called bond" link.

IMPORTANT NOTICE

Pursuant to U.S. federal tax law, the applicable withholding agent may be required to apply backup withholding to the payment of the Redemption Price on the Notes at a rate of 28% unless you provide the withholding agent with a properly completed Internal Revenue Service Form W-9 or otherwise establish an exemption from such withholding. For more information, please read the instructions to Form W-9, which is available on the Internal Revenue Service website, www.irs.gov/Forms-&-Pubs.

Date: September 26, 2014	The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee

* This CUSIP number has been assigned to this issue by Standard and Poor's Corporation and is included solely for the convenience of the holders.  Neither the Company, the Indenture Trustee nor any of their agents shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the Notes or as indicated in this or any other redemption notice.